SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): AUGUST 14, 1997


                   SIMON DEBARTOLO GROUP, L.P.
     (Exact name of registrant as specified in its charter)


         DELAWARE             333-11491        34-1755769
      (State or other        (Commission      (IRS Employer
      jurisdiction of       File Number)   Identification No.)
      incorporation)


                 115 WEST WASHINGTON STREET
                    INDIANAPOLIS, INDIANA       46204
                    (Address of principal    (Zip Code)
                     executive offices)


Registrant's telephone number,
including area code:  (317) 636-1600


                           NOT APPLICABLE
    (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS

          On May 15, 1997, Simon DeBartolo Group, L.P. (the "Issuer"), established a program for the issuance from time to time of up to $300,000,000 aggregate principal amount of the Issuer's Medium-Term Notes Due Nine Months or More from Date of Issue (the "Notes"); however, at that time, the Board of Directors of the Issuer authorized the sale of only $100,000,000 aggregate principal amount of the Notes without further Board action. The due and punctual payment of the principal of, premium (if any) and interest on, and any other amounts payable with respect to, the Notes is guaranteed by Simon Property Group, L.P. (the "Guarantor"). On August 14, 1997, the Board of Directors of the Issuer increased from $100,000,000 to $280,000,000 the aggregate principal amount of Notes authorized to be sold without further Board action. Any issuance of the Notes will be pursuant to the joint registration statement on Form S-3 of the Issuer and the Guarantor (Registration No. 333-11491) and a joint registration statement on Form S-3 of the Issuer and the Guarantor filed on August 14, 1997 pursuant to Rule 462(b) (together, the "Registration Statement"), and the related Prospectus, dated November 21, 1996, and Prospectus Supplement, dated May 15, 1997.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

          (c) The following exhibits are filed as part of this Report and as part of the Registration Statement:


EXHIBIT NO.    DESCRIPTION

     5 Opinion of Baker & Daniels, special counsel to the Issuer and the Guarantor, as to the legality of the Notes

                             SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          Dated:  August 14, 1997

                              SIMON DeBARTOLO GROUP, L.P.

                              By: Simon DeBartolo Group, Inc.,
                                         General Partner


                              By:    /S/ RICHARD S. SOKOLOV
                                   Richard S. Sokolov, President

                               EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION

     5 Opinion of Baker & Daniels, special counsel to the Issuer and the Guarantor, as to the legality of the Notes